                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                            -------------------


                                SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
              PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               -------------

[x]  Filed by the Registrant
[_]  Filed by a Party other than the Registrant


Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             REXENE CORPORATION
---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE  (Check the appropriate box):

[x]  No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: $
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                               REXENE CORPORATION



                             MANAGEMENT PRESENTATION

                                  FEBRUARY 1997

AGENDA
--------------------------------------------------------------------------------
A.       Management's Track Record

B.       What Really Happened

C.       Management's Initiatives to Preserve and Enhance Shareholder Value

MANAGEMENT'S TRACK RECORD
--------------------------------------------------------------------------------

                                                  y/e 1993           y/e 1996
                                                 ----------        -----------

Stock Price                                           $2.88          $13.63
(Repesents 68% Compound Annual Growth Rate)

Net Worth (in millions)                              ($5.0)          $169.0
(An Increase of $58 Million Per Year)

Debt to Total Capital                                100.00%           58.00%
(A Significantly More Flexible Balance Sheet)

E.P.S.                                               ($2.40)           $1.55E
(Greatly Improved Profitability)

MANAGEMENT'S TRACK RECORD
--------------------------------------------------------------------------------


[Graphic Material Omitted: Pursuant to Rule 304 of Regulation S-T the tabular data description of this graphic material is presented on the previous page under the heading "Management's Track Record."]

HISTORY OF DISCUSSIONS WITH HUNTSMAN
--------------------------------------------------------------------------------

o        Huntsman's first proposals:  $14 in July; raised bid to $15 in August

         - Rexene offered to meet with Huntsman immediately following the first offer. He refused.

o        July through December 1996, the Company and its advisors:

         -     Engaged in numerous discussions with Huntsman

         -     Met with Huntsman on two separate occasions in Salt Lake City

         - Carefully evaluated Huntsman's proposals and other strategic alternatives

o During October 1996, Huntsman was urged to perform due diligence on the Company

o Six other parties signed confidentiality agreements, received information and performed due diligence

HUNTSMAN REFUSED TO SIGN A CONFIDENTIALITY AGREEMENT AND PERFORM DUE
DILIGENCE

HISTORY OF HUNTSMAN'S $16 OFFER
--------------------------------------------------------------------------------

o On October 29, 1996, Huntsman proposed a merger transaction at $16 per share, specifying that the proposal was unconditional with respect to financing and due diligence.

o Despite the Board's belief that $16 is at the bottom of the range of fair value, the Board agreed to pursue the proposal further and requested a merger agreement.

o Contrary to the October 29 proposal, Huntsman's draft merger agreement was highly conditional and:

         -     Provided no assurances that a deal would be completed

         -     Placed limitations on operations and put the business at risk

         - Had no financing in place, nor did it represent that it had financing

HUNTSMAN'S $16 OFFER FOR THE COMPANY WAS NOT REAL
--------------------------------------------------------------------------------

o        The Board directed Andy Smith to ask for a tender offer structure

o        The Board sought a tender offer structure to:

         -     Confirm Huntsman's commitment to a transaction

         -     Guarantee shareholders timely payment

         -     Eliminate financing risk

o Huntsman abruptly refused to negotiate any aspect of his merger proposal

         - ". . . by the time I reached the bottom of page one, . . . I was sure the letter must be some kind of joke..., and I threw it in the wastebasket."

o During telephone conversations, Huntsman indicated that he was not committed to complete a transaction

         - "I am relieved" - that we are no longer proceeding with a transaction

         - "The (Huntsman) family was not unanimous in its support of a deal"

BOARD INITIATIVES TO INCREASE SHAREHOLDER VALUE
--------------------------------------------------------------------------------

o        The Board remains open to a $16 per share transaction

o Since July 1996, the Board and management have been pursuing and evaluating other means of enhancing shareholder value

         -     Identifying and approaching potential buyers of the Company

         -     Examining possible recapitalization alternatives

o The Board and management of Rexene are, and always have been, committed to enhancing shareholder value through long term strategic and financial improvements

WYSER-PRATTE WILL ADD NO SHAREHOLDER VALUE
--------------------------------------------------------------------------------

o        Overview of Wyser-Pratte:


         -     Arbitrageur and short term stock speculator

         -     No proven record of creating shareholder value

         -     No experience managing a chemical company

         -     May be forced to sell the Company at a "fire sale" price

         - History of wasting corporate time and money with frivolous legal battles and proxy contests

o        The Board is not entrenched

         -     No staggered Board - Removal with or without cause

         -     Shareholder right to call special meetings and

         -     Right to take action by written consent

         -     Shareholder ability to amend By-laws

o        The Board has publicly stated that it is open to the sale of Rexene

YOUR QUESTIONS FOR WYSER-PRATTE
--------------------------------------------------------------------------------

o        Who will they find to buy the Company and at what price?

o What happens to Rexene and the value of your investment under Wyser-Pratte's management?

o        Most recent arbitrageur analogy is Hills Stores Company

         - Since Dickstein & Co. replaced the Hills Stores' Board of Directors, the stock has fallen from $24 per share to $2.75 per share or 88.5%.

Profile of Hill Stores Proxy Contest
--------------------------------------------------------------------------------

[Graphic Material Omitted: Pursuant to Rule 304 Regulation of S-T the tabular data description of this graphic material is presented in the table below]


                               Hills Stores Co New
                              Price/Volume Analysis
                   Weekly: March 15, 1995 to January 31, 1997
        ----------------------------------------------------------------



                                 High           Low            Closing
                   Date          Price          Price           Price
                   ----          -----          -----           -----
                 17-Mar-95       21.000         19.625          21.000
                 24-Mar-95       20.750         19.875          20.000
                 31-Mar-95       20.500         19.875          20.250

                 07-Apr-95       20.250         19.500          19.500
                 14-Apr-95       19.500         19.250          19.250
                 21-Apr-95       19.250         18.250          18.500
                 28-Apr-95       20.250         18.500          20.125

                 05-May-95       24.000         20.125          23.000
                 12-May-95       24.125         22.875          24.000
                 19-May-95       23.875         22.750          23.125
                 26-May-95       24.250         23.000          23.375

                 02-Jun-95       23.875         23.250          23.500
                 09-Jun-95       23.875         23.125          23.750
                 16-Jun-95       24.875         23.625          24.750
                 23-Jun-95       24.750         24.250          24.250
                 30-Jun-95       24.750         23.875          24.000

                 07-Jul-95       24.250         23.250          23.375
                 14-Jul-95       23.375         22.250          22.250
                 21-Jul-95       22.000         18.125          18.750
                 28-Jul-95       19.250         18.125          18.250

                 04-Aug-95       18.125         16.375          16.625
                 11-Aug-95       17.000         16.375          16.625
                 18-Aug-95       16.750         16.125          16.750
                 25-Aug-95       17.250         13.125          13.375

                 01-Sep-95       14.375         12.250          13.375
                 08-Sep-95       13.500         11.625          12.125
                 15-Sep-95       12.750         11.000          12.375
                 22-Sep-95       12.375         11.250          11.375
                 29-Sep-95       11.500         10.625          11.375


                               Hills Stores Co New
                              Price/Volume Analysis
                   Weekly: March 15, 1995 to January 31, 1997
        ---------------------------------------------------------------



                                 High           Low            Closing
                   Date          Price          Price           Price
                   ----          -----          -----           -----
                 06-Oct-95      $11.875        $11.375         $11.750
                 13-Oct-95       11.750          9.375           9.625
                 20-Oct-95       10.375          8.875           9.750
                 27-Oct-95        9.875          8.000           8.188

                 03-Nov-95        9.375          7.125           9.250
                 10-Nov-95       10.250          9.250           9.250
                 17-Nov-95       10.125          9.000          10.000
                 24-Nov-95       10.750         10.000          10.625

                 01-Dec-95       12.000         10.250          11.875
                 08-Dec-95       12.000         11.000          11.750
                 15-Dec-95       11.750         10.250          10.375
                 22-Dec-95       10.250          8.625           9.750
                 29-Dec-95       10.000          9.125           9.875

                 05-Jan-96       11.125          9.125          10.375
                 12-Jan-96       10.500         10.125          10.375
                 19-Jan-96       10.500         10.000          10.250
                 26-Jan-96       10.750         10.250          10.500

                 02-Feb-96       10.500         10.000          10.125
                 09-Feb-96       10.500          9.250           9.250
                 16-Feb-96        9.250          7.875           8.500
                 23-Feb-96        9.000          7.875           8.875

                 01-Mar-96        9.125          8.625           8.750
                 08-Mar-96       10.625          8.625           9.875
                 15-Mar-96       11.750          9.125          11.625
                 22-Mar-96       12.625         11.375          11.375
                 29-Mar-96       11.875         11.250          11.750

                 05-Apr-96       12.625         11.875          12.500
                 12-Apr-96       13.750         11.750          13.750
                 19-Apr-96       13.625         12.625          13.125
                 26-Apr-96       13.250         12.625          13.000

                 03-May-96       13.125         12.750          13.000
                 10-May-96       12.875         12.125          12.375
                 17-May-96       12.625         12.000          12.125
                 24-May-96       12.750         11.125          12.625
                 31-May-96       12.750         11.625          12.125

                 07-Jun-96       12.125         11.000          11.125
                 14-Jun-96       11.125         10.250          10.750
                 21-Jun-96       10.875          9.500          10.125
                 28-Jun-96       10.125          8.125           8.875

                               Hills Stores Co New
                              Price/Volume Analysis
                   Weekly: March 15, 1995 to January 31, 1997
        ---------------------------------------------------------------



                                 High           Low            Closing
                   Date          Price          Price           Price
                   ----          -----          -----           -----
                 05-Jul-96       $9.750         $9.000          $9.125
                 12-Jul-96        9.250          7.750           7.875
                 19-Jul-96        8.125          7.125           7.875
                 26-Jul-96        7.750          7.375           7.500

                 02-Aug-96        7.625          6.875           7.625
                 09-Aug-96        8.250          6.875           6.875
                 16-Aug-96        8.875          7.000           8.750
                 23-Aug-96        8.750          8.000           8.000
                 30-Aug-96        8.000          7.625           7.750

                 06-Sep-96        7.875          7.500           7.500
                 13-Sep-96        8.125          7.500           8.000
                 20-Sep-96        8.125          7.625           7.625
                 27-Sep-96        7.875          6.750           7.125

                 04-Oct-96        8.000          7.125           7.625
                 11-Oct-96        8.000          7.500           7.750
                 18-Oct-96        7.750          7.250           7.250
                 25-Oct-96        7.250          6.750           6.750

                 01-Nov-96        6.875          6.750           6.750
                 08-Nov-96        7.750          6.750           7.375
                 15-Nov-96        7.500          6.875           6.875
                 22-Nov-96        7.125          6.625           6.750
                 29-Nov-96        6.875          6.500           6.625

                 06-Dec-96        7.250          6.500           6.625
                 13-Dec-96        6.625          6.250           6.250
                 20-Dec-96        6.625          6.125           6.125
                 27-Dec-96        6.250          5.875           6.000

                 03-Jan-97        6.000          4.750           4.875
                 10-Jan-97        5.000          2.750           3.500
                 17-Jan-97        3.750          3.000           3.125
                 24-Jan-97        3.125          2.750           2.875
                 31-Jan-97        2.875          2.750           2.750




Source: IDD Information Services/Tradeline

                                     ISSUES
                                     ------

o Management planned to spend up to $70 million a year to open 15 to 20 stores a year. Management thought the expansion would help them compete against the likes of K-Mart, et al.

o Dickstein believed that the expansion plan was too risky and that the market was not receptive to the plan.


                              CHRONOLOGY OF EVENTS
                              --------------------
Takeover/Proxy Contest
----------------------

May 3, 1995:      Dickstein Partners, Inc. offers to buy Hills Stores for $25 a share in cash in an effort to force the sale of the company.
                  Stock closes at $23.50.

May 15, 1995:     Hills Stores rejects Dickstein's offer as both
                  inadequate and unfinanced. Stock closes at $23.75.

May 16, 1995:     Dickstein announces that it will solicit proxies in
                  an effort to elect its slate of nominees to the board of directors. Stock closes at $23.88.

May 24, 1995:     Dickstein increases its offer for Hills to a nominal value of
                  $27 per share ($22 cash and $5 of a new debt security payable in five years). Stock closes at $23.88.

June 23, 1995:    Dickstein Partners wins all seven seats of Hills Stores' board of directors at annual meeting. Stock closes at $24.25.

July 5, 1995:     Hills Stores' new board of directors elects Mark
                  Dickstein chairman. Michael Bozic and five other senior managers resign. Stock closes at $24.00.

July 20, 1995:    Dickstein Partners drops its offer to purchase Hills Stores.
                  Stock closes at $19.13.

REXENE'S BUSINESS STRATEGY
--------------------------------------------------------------------------------

o        A customer-focused, solutions driven company

o        Concentrate on niche segments of the market

o        Maximize operating cash flow and profitability

         -     Optimize existing assets

         -     Increase capacity in key specialty products

         -     Reduce manufacturing costs

         -     Limit exposure to chemical cycle

OBJECTIVE:  ENHANCE SHAREHOLDER VALUE!

SHAREHOLDER VALUE ENHANCING INITIATIVES
--------------------------------------------------------------------------------

                                     REXflex(R)
                                       f p o
o        Revolutionary new product

o        Already receiving strong market response

o        Premium priced

o        Expect incremental EBITDA of $35-$44 million by 1999

----------
*Estimates only. Involves risks and uncertainties as described in the Company's
 Third Quarter Form 10-Q.

LLDPE ETHYLENE DERIVATIVE UPGRADE
--------------------------------------------------------------------------------

o Olefin plant expansion has increased Ethylene capacity from 540 to 800 million pounds

o        DSM LLDPE - 220 million pounds

o        Superior product properties

TROUGH EBITDA
--------------------------------------------------------------------------------
($ in Millions)


[Graphic Material Omitted: Pursuant to Rule 304 of Regulation S-T the tabular data description of this graphic material is presented in the table below]


                          1993 Pro Forma      1993 Pro Forma
     1985      1993      @1997E Capacity     @ 1999P Capacity
     ----      ----      ---------------     ----------------

      $8       $32            $64                 $108


----------
*Estimates only. Involves risks and uncertainties as described in the Company's
 Third Quarter Form 10-Q.

EBITDA - Annualized
--------------------------------------------------------------------------------
($ in Millions)

[Graphic Material Omitted: Pursuant to Rule 304 of Regulation S-T the tabular data description of this graphic material is presented in the table below]

                                        1991-1995 Pro Forma  1991-1995 Pro Forma
                   1991-95 Annualized      @1997E Capacity      @1999P Capacity
                   ------------------      ---------------      ---------------

Styrene Contract         $    0                 $     2              $    2
REXflex                       0                      12                  35
PE/PP/APOA                    0                      11                  11
LLDPE                         0                       0                  34
Olefin Cost Savings           0                       0                  20
Base EBITDA                  69                      69                  69
                         ------                 -------              ------
TOTAL                    $   69                 $    94              $  171


---------
*Estimates only. Involves risks and uncertainties as described in the Company's
 Third Quarter Form 10-Q.

CAPITAL EXPENDITURES
--------------------------------------------------------------------------------
($ in Millions)

                                               1997-1999
                                               ---------

Major Projects
     REXflex                                         $12
     Olefin Modernization/Expansion*                  56
     PE Expansion*                                    82
                                                --------
Total Major Projects                                $150
                                                ========
--------
*Estimate subject to definitive engineering studies.

PROJECTED INCREMENTAL EBITDA(1)
--------------------------------------------------------------------------------
Rexene's capital expenditure initiatives are expected to generate significant incremental EBITDA over the near term.

($ in Millions)

                                     1997             1998              1999
                                  ----------       ----------        ----------

REXflex                              $10-15           $22-30            $35-44

Olefin Cost Savings                     1-2              3-7             22-25

LLDPE                                    --              5-8             22-44

Other                                     1                5                 5
                                 -----------      -----------        ---------

Total                                $12-18           $35-50           $84-118
                                 ===========      ===========        =========


----------
(1) Estimates only. Involves risks and uncertainties as described in the Company's Third Quarter Form 10-Q. Assumes REXflex(R), LLDPE and Olefins start ups and operations occur as planned. Also assumes that product demand, competitive pricing and production capacities, operating rates and feedstock costs remain within anticipated ranges as forecast by CMAI.

SUMMARY
--------------------------------------------------------------------------------

o Management has and will continue to create significant value for shareholders

o    Huntsman's $16 per share offer for the Company was NOT REAL

o Rexene has publicly stated that it will facilitate any fully financed offer at $16 per share

o The Wyser-Pratt proposal does not offer shareholders anything that Rexene's Board and Management is not already providing

o    A Wyser-Pratte proxy victory may put your investment at significant risk


WHO DO YOU WANT RUNNING REXENE?

VOTE NO TO WYSER-PRATTE!
-------